Exhibit 99.2
Sable Offshore Corp. Prices Offerings of Common Stock and Convertible Senior Notes
HOUSTON, July 1, 2026 — Sable Offshore Corp. (New York Stock Exchange: SOC) today announced the pricing of its concurrent public offerings of 32,467,533 shares of common stock, at a public offering price of $3.08 per share, and $300.0 million aggregate principal amount of 6.5% convertible senior notes due 2031 (the “notes”). The issuance and sale of the common stock and the notes are scheduled to settle on July 2, 2026, subject to customary closing conditions. Sable also granted the underwriters of the common stock offering a 30-day option to purchase up to an additional 4,870,129 shares of common stock solely to cover over-allotments, and granted the underwriters of the notes offering a 30-day option to purchase up to an additional $45.0 million aggregate principal amount of notes solely to cover over-allotments.
J.P. Morgan is acting as sole book-running manager for the common stock offering and the notes offering.
The notes will be senior, unsecured obligations of Sable and will accrue interest at a rate of 6.5% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The notes will mature on July 1, 2031, unless earlier repurchased, redeemed or converted. Before April 1, 2031, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after April 1, 2031, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Sable will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Sable’s election. The initial conversion rate is 249.7502 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $4.00 per share of common stock. The initial conversion price represents a premium of approximately 30% over the public offering price per share of common stock in the common stock offering. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.
The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Sable’s option at any time, and from time to time, on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Sable’s common stock exceeds 175% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Sable to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. In addition, noteholders may require Sable to repurchase their notes on July 6, 2029, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Sable estimates that the net proceeds from the common stock offering will be approximately $92.8 million (or approximately $107.0 million if the underwriters of the common stock offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses. Sable estimates that the net proceeds from the notes offering will be approximately $288.8 million (or approximately $332.5 million if the underwriters of the notes offering fully exercise their option to purchase additional notes), after deducting the underwriting discounts and commissions and Sable’s estimated offering expenses. Sable intends to use the net proceeds from the common stock offering and the notes offering, together with the proceeds from the previously announced New Senior Secured Term Loan, to repay its Senior Secured Term Loan with Exxon Mobil Corporation, to pay transaction fees and expenses and for general corporate purposes. The New Senior Secured Term Loan, the common stock offering and the notes offering are cross conditioned, and accordingly each transaction will be consummated only if all such transactions are consummated.
The offerings are being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). Each offering will be made only by means of a prospectus supplement relating to that offering (including any supplements thereto) and an accompanying prospectus. An electronic copy of the preliminary prospectus supplement (and, when available, the final prospectus supplement) for each offering, together with the accompanying prospectus, is or will be available on the SEC’s website at www.sec.gov. Alternatively, copies of these documents can be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge

Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward-Looking Statements
The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the notes and common stock offerings, including the anticipated completion and intended use of the proceeds; the consummation of the New Senior Secured Term Loan and the use of proceeds from the New Senior Secured Term Loan; availability of future financing;; market conditions, including market interest rates; the trading price and volatility of Sable’s common stock; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.
Contact Information
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111
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